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                                                                 EXHIBIT (10)(d)


                              EMPLOYMENT AGREEMENT


              AGREEMENT between Panhandle Eastern Pipe Line Company, a Michigan corporation ("Company"), and Christopher A. Helms (the "Executive") dated this 29th day of March 1999.

              Whereas the Company considers the maintenance of a vital management essential to protecting and enhancing the best interests of the Company and its shareholders. Whereas the Company has determined to encourage the continuing attention and dedication of the key members of its management without the distraction arising from the possibility of a change in control.

              Therefore, the parties hereto agree as follows:

              1. Operation of Agreement. The "Effective Date" shall be the date on which a Change of Control (as defined in Section 2) shall occur.

              2. Change of Control. As used in this Agreement, "Change of Control" shall be deemed to have taken place if a person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner of shares having 35% or more of the total number of votes that may be cast in the election of Directors of CMS Energy Corporation.

              3. Employment. The Company hereby agrees to continue to employ and engage the services of the Executive as its President and Chief Operating Officer of the Company for the period beginning on the Effective Date and ending on the earlier of the fifth anniversary of such date or the Normal Retirement Date of the Executive under the Company's Pension Plan (hereinafter "Employment Period"). The Executive agrees to serve the Company in such position, unless an event shall occur which is described in Section 6.

              4. Duties. The Executive agrees during the Employment Period to devote his full business time to the business and affairs of the Company (except for (i) services on corporate, civic or charitable boards or committees, (ii) such reasonable time as shall be required for the investment of the Executive's assets, which do not significantly interfere with the performance of his responsibilities hereunder and (iii) periods of vacation and sick leave to which he is entitled) and to use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities of President and Chief Operating Officer.

              5. Compensation and Other Terms of Employment.

                  (a) Base Salary. The Executive shall receive an annual base salary ("Base Salary") of not less than his annual salary immediately prior to the Effective Date (payable in equal semi-monthly installments) from the
Company.
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              The Base Salary shall be reviewed and may be increased at any time and from time to time in accordance with the Company's regular practices, and shall be reviewed at least annually by the Organization and Compensation Committee of its Board of Directors.

                  (b) Incentive Compensation. As further compensation, the Executive will be eligible for awards ("Incentive Compensation") under the Company's Executive Incentive Compensation Plan in which he was participating immediately prior to the Effective Date.

                  (c) Retirement, Savings and Stock Option Plans. In addition to the Base Salary and Incentive Compensation payable as hereinabove provided, the Executive shall be entitled to participate in savings, stock options and other incentive plans and programs available to executives of the Company or to opportunities provided under any such plans in which he was participating immediately preceding the Effective Date, whichever is greater.

                  (d)   Vacation and Employee Benefits.

                        (i) The Executive shall be entitled to paid vacation and other employee benefits and perquisites, in accordance with the policies of the Company in effect for executive officers, or the vacation employee benefits and perquisites to which he was entitled immediately prior to the Effective Date, whichever is greater.

              6.  Termination.

                  (a) Death. This Agreement shall terminate automatically upon the Executive's death. In the event of such termination, the Company shall pay to the Executive's estate all benefits and compensation accrued hereunder to the date of death, including a pro rata portion of incentive compensation.

                  (b) Disability. In the event the Executive becomes unable by reason of physical or mental disability to render the services required hereunder and such disability continues for a continuous period of 6 months, the employment of the Executive hereunder shall terminate, unless the employment is extended by agreement of the Company and the Executive. Commencing at the date of termination of employment for disability, the Executive shall receive annually a sum equal to 50% of his Base Salary at the time of termination of employment, in monthly installments until his 62nd birthday, or his death if earlier. Disability payments hereunder shall be reduced by the amount of other Company-sponsored disability benefits paid to the Executive through insurance or otherwise.

                  (c) Termination with Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean an act or acts of dishonesty, fraud, misappropriation or intentional material damage to the property or business of the Company or commission of a felony on the Executive's part. If the
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Executive's employment is terminated for Cause, the Company shall pay the
Executive his full accrued Base Salary through the date of such termination at the rate in effect at the time of such termination, and the Company shall have no further obligations to the Executive under this Agreement.

                  (d)   Other Termination or Resignation of Executive.

                        (i) The Company may terminate the Executive's employment without Cause.

                        (ii) In the event that the Executive determines in his sole judgment that his position, authority, or responsibilities have been diminished as a result of the "Change of Control," the Executive may terminate his employment with the Company upon written notice given within 12 months after the Effective Date.

                        (iii) In the event of a termination of employment under this subsection (d), the Executive shall receive a severance payment equal to twice his Base Salary at the time of termination of employment plus either twice his incentive compensation payable with respect to the last full calendar year prior to the termination of employment or, if no incentive compensation was awarded to the Executive with respect to the last full calendar year prior to the termination of employment, twice the standard incentive award, as defined in the Company's Executive Incentive Compensation Plan for the salary grade of the Executive for such year. The severance payment shall be paid in a lump sum payment, in cash, or as otherwise directed by the Executive.

              7. No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

              8. Indemnification. The Company shall include the Executive in its Director and Officer Liability Insurance policy, if any, during his Employment Period and for a period of not less than five years after the termination of the Executive's employment for any reason whatsoever. In addition to insurance and any other indemnification available to the Executive as an Officer, the Company shall indemnify, to the extent permitted by applicable law, the Executive for settlements, judgments and reasonable expenses in connection with activities arising from services rendered by the Executive as a Director or Officer of the Company or any affiliated company.

              9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified
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mail to the Executive at the last address he has filed in writing with the
Company or, in the case of the Company, Attn: Secretary, at its principal executive offices.

              10. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

              11. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Michigan.

              12. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

              13. Successor to the Company. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

              14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


                                           /s/ Christopher A. Helms
                                    ------------------------------------
                                            Christopher A. Helms


                                    PANHANDLE EASTERN PIPE LINE COMPANY



                                    By:     /s/ Victor J. Fryling
                                       ---------------------------------
                                               Victor J. Fryling
                                             Chairman of the Board